Exhibit 99.6

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

CAPITOL ACQUISITION CORP. III
509 7th Street, N.W.
Washington, D.C. 20004

ANNUAL MEETING OF STOCKHOLDERS

[•], 2017

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

CAPITOL ACQUISITION CORP. III

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

[•], 2017

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated [•], 2017, in connection with the Annual Meeting to be held at [•] a.m. EST on [•], 2017 at the offices of Graubard Miller, counsel to Capitol, at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, and hereby appoints Mark D. Ein and L. Dyson Dryden, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Capitol Acquisition Corp. III (“Capitol”) registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present.  Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE MERGER PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE CAPITOL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE MERGER PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on [•], 2017: Capitol’s proxy statement/prospectus and annual report to security holders are available at http://www.cstproxy.com/capitolacquisition/2017.

PROXY

1.	To consider and vote upon a proposal to approve the business combination between Capitol Acquisition Corp. III (“Capitol”) and Canyon Holdings S.a r.l. (“Cision”), including (a) the Agreement and Plan of Merger, dated as of March 19, 2017 (“Merger Agreement”), between Capitol, Capitol Acquisition Holding Company Ltd. (“Holdings”), Capitol Acquisition Merger Sub, Inc., Cision and Canyon Holdings (Cayman) L.P., and (ii) the transactions contemplated by the Merger Agreement and related Sponsor Support Agreement (including the future issuance of additional ordinary shares and warrants thereunder under certain circumstances) described in the proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following material differences between the constitutional documents of Holdings that will be in effect upon the closing of the transactions and Capitol’s current amended and restated certificate of incorporation:

2a.	the name of the new public entity will be “Cision Ltd.” as opposed to “Capitol Acquisition Corp. III”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	Holdings will have 480,000,000 authorized ordinary shares and 20,000,000 authorized preferred shares, as opposed to Capitol having 120,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	Holdings’ constitutional documents do not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To elect the following directors who, upon the consummation of the transactions, will be the directors of Holdings, in the classes set forth below:

Class A (to serve until 2018 or until their successors are elected and qualified or their earlier resignation or removal):

	L. Dyson Dryden	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	Stephen P. Master	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Class B (to serve until 2019 or until their successors are elected and qualified or their earlier resignation or removal):

	Stuart Yarbrough	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	Kevin Akeroyd	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Class C (to serve until 2020 or until their successors are elected and qualified or their earlier resignation or removal):

	Mark D. Ein	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	Mark M. Anderson	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	Philip A. Canfield	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	To approve the 2017 Omnibus Incentive Plan of Holdings, which is an incentive compensation plan for employees of Holdings and its subsidiaries, including Capitol and Cision.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Capitol is unable to consummate the the business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:	2017

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon.  If stock is held in the name of more than one person, EACH joint owner should sign.  Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.  Attorneys should submit powers of attorney.